UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Drive
Las Vegas, NV		89113
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01	Other Events.

On  Thursday, May 17, 2012, Jude Bricker, Senior Vice President of Planning of Allegiant Travel Company (the “Company”) suggested at the Bank of America Global Transportation Conference that the year over year change in total scheduled service revenue per available seat mile (TRASM) would be closer to zero for the quarter ending June 30, 2012.  What he intended to say was that TRASM would likely outperform scheduled service passenger revenue per available seat mile (PRASM) for the quarter. That is, the Company expects that the percentage decrease for TRASM for the quarter ending June 30, 2012 will be less than the percentage decrease expected for PRASM.  The Company did not provide, and is not providing, specific TRASM guidance for the second quarter of 2012.

Forward-Looking Statements: Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements included in this report that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements regarding future revenue per available seat mile. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause the Company’s results to differ materially from those expressed in the forward-looking statements generally may be found in the Company’s periodic reports filed with the Securities and Exchange Commission at www.sec.gov. Any forward-looking statements are based on information available to the Company today and the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGIANT TRAVEL COMPANY

Date: May 18, 2012	By:	/s/ Scott Sheldon
Name: Scott Sheldon Title: Chief Financial Officer